Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Front Yard Residential Corporation Reports Fourth Quarter and Full Year 2018 Results

CHRISTIANSTED, U.S. Virgin Islands, February 27, 2019 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced financial and operating results for the fourth quarter and full year of 2018.

Fourth Quarter 2018 Highlights and Recent Developments

•	Completed transition of all ASPS-managed properties to our internal property management platform ahead of schedule.

•
Agreed to transfer of remaining 7,646 properties managed by Main Street Renewal, LLC to our internal platform; 6,025 of such homes have already been transferred, bringing total internally managed homes to 12,868 as of February 21, 2019.

•
Refinanced $489.3 million MSR Loan Agreement with Morgan Stanley, with a credit spread reduction from 3.285% to 1.80%, LIBOR cap at 2.50% and increased funding to $505.0 million at an approximately 5% lower advance rate.

•	Sold 444 non-core homes on February 8, 2019 for an aggregate sales price of $102.9 million, resulting in a net gain of $4.8 million that will be recognized in Q1 2019.

•	Increased rental revenue by 12% over third quarter 2018 to $54.0 million.

•	Full-company Core Funds from Operations was $0.05 per diluted share, up 16% compared to Q3 2018.[1]

•	Stabilized Rental Core Net Operating Income Margin was 62.5%.[1]

•	94% of stabilized rentals were leased at December 31, 2018.

Full Year 2018 Highlights

•	Acquired property manager HavenBrook Partners, LLC (“HavenBrook”) and the 3,236 affordable single-family rental (“SFR”) homes managed by HavenBrook, growing portfolio to approximately 15,000 homes.

•	Increased rental revenue by 48% over 2017 to $183.0 million.

•	Sold 386 legacy REO properties, reducing the portfolio of legacy REO properties by 79% to 104 at December 31, 2018 from 490 at December 31, 2017.

•	Obtained $508.7 million of 10-year, 4.65% fixed rate, non-amortizing financing as part of Freddie Mac's affordable SFR pilot program.

•	87% of debt had fixed or capped rates at December 31, 2018 compared to 64% at December 31, 2017.

•	Weighted average debt maturity was 5.5 years at December 31, 2018 compared to 3.5 years at December 31, 2017.

“We made excellent progress in meeting our stated goals during 2018, including the accelerated internalization of property management, significant growth of our rental portfolio and further optimization of our funding structure,” said Chief Executive Officer, George Ellison. “With the transfer of properties to our internal property management platform substantially complete, we are now well positioned to achieve our targeted operating results and to build a high-performing portfolio that provides stable and growing returns for our stockholders.”
________________

[1]
Core Funds from Operations and Stabilized Rental Core Net Operating Income Margin are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to GAAP net loss.

Fourth Quarter and Full Year 2018 GAAP Financial Results

Net loss for the fourth quarter of 2018 improved to $34.2 million, or $0.64 per diluted share, compared to a net loss of $37.5 million, or $0.70 per diluted share, for the fourth quarter of 2017. Net loss for the year ended December 31, 2018 improved to $130.8 million, or $2.44 per diluted share, compared to a net loss of $185.5 million, or $3.47 per diluted share, for the year ended December 31, 2017.

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, February 27, 2019, at 8:30 a.m. Eastern Time to discuss its financial results for the fourth quarter and full year of 2018. The live audio webcast of the conference call and an accompanying supplemental investor presentation can be accessed on Front Yard’s website at www.frontyardresidential.com by clicking on the “Investors” link.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to acquire SFR assets for our portfolio, including difficulties in identifying assets to acquire; the impact of changes to the supply of, value of and the returns on SFR assets; our ability to successfully integrate newly acquired properties into our portfolio of SFR properties; our ability to successfully operate HavenBrook as a property manager and perform property management services for our SFR assets at the standard and/or the cost that we anticipate; our ability to transition property management for the SFR properties currently managed by third party property managers to HavenBrook; our ability to predict our costs; our ability to effectively compete with our competitors; our ability to apply the proceeds from financing activities or non-rental real estate owned asset sales to target single-family rental assets in a timely manner; our ability to sell non-rental real estate owned properties on favorable terms and on a timely basis or at all; the failure to identify unforeseen expenses or material liabilities associated with asset acquisitions through the due diligence process prior to such acquisitions; changes in the market value of our single-family rental properties and real estate owned; changes in interest rates; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to maintain adequate liquidity; our ability to retain our engagement of Altisource Asset Management Corporation; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to maintain our qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in our current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Front Yard Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Revenues:
Rental revenues	$54,029	$34,917	$183,013	$123,597
Change in unrealized gain on mortgage loans	—	(33,039)	—	(190,856)
Net realized gain on mortgage loans	—	10,947	—	84,024
Net realized gain on sales of real estate	—	14,781	—	76,913
Interest income	—	152	—	493
Total revenues	54,029	27,758	183,013	94,171
Expenses:
Residential property operating expenses	18,615	14,111	63,987	62,759
Property management expenses	3,903	2,541	13,189	8,982
Depreciation and amortization	21,910	16,313	80,961	61,601
Acquisition and integration costs	7,595	119	33,607	778
Impairment	1,740	9,422	12,734	40,108
Mortgage loan servicing costs	368	1,011	1,521	10,683
Interest expense	24,492	14,617	77,035	59,582
Share-based compensation	1,144	1,315	3,024	4,139
General and administrative	5,184	2,338	13,817	10,994
Management fees to AAMC	3,608	3,924	14,743	17,301
Total expenses	88,559	65,711	314,618	276,927
Net gain (loss) on real estate and mortgage loans	618	—	(145)	—
Operating loss	(33,912)	(37,953)	(131,750)	(182,756)
Casualty losses, net	(611)	—	(552)	(6,021)
Insurance recoveries	340	463	588	3,349
Other income	7	—	925	—
Loss before income taxes	(34,176)	(37,490)	(130,789)	(185,428)
Income tax expense (benefit)	40	(16)	46	26
Net loss	$(34,216)	$(37,474)	$(130,835)	$(185,454)

Loss per share of common stock – basic:
Loss per basic share	$(0.64)	$(0.70)	$(2.44)	$(3.47)
Weighted average common stock outstanding – basic	53,630,204	53,447,950	53,552,109	53,493,523
Loss per share of common stock – diluted:
Loss per diluted share	$(0.64)	$(0.70)	$(2.44)	$(3.47)
Weighted average common stock outstanding – diluted	53,630,204	53,447,950	53,552,109	53,493,523

Dividends declared per common share	$0.15	$0.15	$0.60	$0.60

Front Yard Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
Assets:
Real estate held for use:
Land	$395,532	$322,062
Rental residential properties	1,667,939	1,381,110
Real estate owned	40,496	64,036
Total real estate held for use	2,103,967	1,767,208
Less: accumulated depreciation	(137,881)	(73,655)
Total real estate held for use, net	1,966,086	1,693,553
Real estate assets held for sale	146,921	75,718
Mortgage loans at fair value	8,072	11,477
Cash and cash equivalents	44,186	113,666
Restricted cash	36,974	47,822
Accounts receivable, net	11,591	19,555
Goodwill	13,376	—
Prepaid expenses and other assets	43,045	12,758
Total assets	$2,270,251	$1,974,549
Liabilities:
Repurchase and loan agreements	$1,722,219	$1,270,157
Accounts payable and accrued liabilities	72,672	55,639
Payable to AAMC	3,968	4,151
Total liabilities	1,798,859	1,329,947

Commitments and contingencies	—	—

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,630,204 and 53,447,950 shares issued and outstanding as of December 31, 2018 and 2017, respectively	536	534
Additional paid-in capital	1,184,132	1,181,327
Accumulated deficit	(700,623)	(537,259)
Accumulated other comprehensive loss	(12,653)	—
Total equity	471,392	644,602
Total liabilities and equity	$2,270,251	$1,974,549

Front Yard Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Stabilized Rental Net Operating Income (“Stabilized Rental NOI”), Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”) and Stabilized Rental Core Net Operating Income Margin (“Stabilized Rental Core NOI Margin”), which exclude certain items from Front Yard’s results under U.S. generally accepted accounting principles (“GAAP”). These metrics are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. These non-GAAP measures should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to FFO, Core FFO, Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin for the periods presented:

FFO and Core FFO: FFO is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that FFO is a meaningful supplemental measure of our overall operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO provides a measure of our returns on our investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO as a measure of our performance is limited.

Our Core FFO begins with FFO and is adjusted for share-based compensation; acquisition and integration costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives; and other non-comparable items, as applicable. We believe that Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Because Core FFO, similar to FFO, captures neither the changes in the value of the homes nor the level of capital expenditures to maintain them, the utility of Core FFO as a measure of our performance is limited.

Although management believes that FFO and Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or Core FFO of other companies because other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO or may utilize metrics other than or in addition to Core FFO.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to FFO and Core FFO:

Three months ended December 31, 2018
GAAP net loss	$(34,216)

Adjustments to determine FFO:
Depreciation and amortization	21,910
Impairment	1,740
Net gain on real estate and mortgage loans	(618)
FFO	(11,184)

Adjustments to determine Core FFO:
Acquisition and integration costs	7,595
Non-cash interest expense	1,940
Share-based compensation	1,144
Loss on extinguishment of debt	1,695
Other adjustments	1,683
Core FFO	$2,873

Weighted average common stock outstanding - basic and diluted	53,630,204
FFO per share - basic and diluted	$(0.21)
Core FFO per share - basic and diluted	$0.05

Stabilized Rental: We define a property as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are identified for sale.

Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues. We define Stabilized Rental Core NOI Margin as Stabilized Rental NOI divided by core rental revenues from Stabilized Rentals, which are rental revenues less tenant charge-back revenues attributable to our Stabilized Rentals.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. In addition, Stabilized Rental Core NOI Margin removes the impact of tenant charge-backs that are included in both revenues and expenses and therefore have a no impact to our net results of operations. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other REITs, not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI, Stabilized Rental NOI Margin or Stabilized Rental Core NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin:

Three months ended December 31, 2018
GAAP net loss	$(34,216)

Adjustments:
Rental revenues from non-stabilized properties	(2,454)
Net gain on real estate and mortgage loans	(618)
Operating expenses on non-stabilized properties	2,631
Depreciation and amortization	21,910
Acquisition and integration costs	7,595
Impairment	1,740
Mortgage loan servicing costs	368
Interest expense	24,492
Share-based compensation	1,144
General and administrative	5,184
Management fees to AAMC	3,608
Other expenses, net	264
Income tax expense	40
Stabilized Rental NOI	$31,688

Rental revenues	$54,029
Less: rental revenues from non-stabilized properties	(2,454)
Rental revenues from Stabilized Rentals	51,575
Less: tenant charge-back revenues from Stabilized Rentals	(896)
Core rental revenues from Stabilized Rentals	$50,679

Stabilized Rental NOI Margin	61.4%
Stabilized Rental Core NOI Margin	62.5%